PROS.

INVESTOR RELATIONS **FACT SHEET**

2020 Second Quarter

2020 SECOND QUARTER EARNINGS

(Refer to Appendix for GAAP to Non-GAAP Reconciliation)

$mm	Q2 2020	Q2 2019	Delta	LTM 6/30/20	LTM 6/30/19	Delta
Total Revenue	63.7	63.9	—	260.4	221.7	17%
Subscription Revenue	42.4	35.1	21%	164.8	120.0	37%
Adjusted EBITDA	(5.7)	(1.8)	(3.9)	(24.0)	(13.3)	(10.7)
Free Cash Flow	(23.5)	(5.2)	(18.3)	(35.1)	(3.4)	(31.7)

Market Opportunity

With the rise of digital commerce, consumers have been trained to expect a more dynamic buying experience — they want the freedom to buy what they want, whenever they desire, and expect to move seamlessly across channels during the process.

The need for PROS AI solutions is more acute than ever as companies grapple with how to meet the real-time needs of today's consumer. Our algorithmic approach to generating personalized, dynamic offers, prices, and experiences to buyers can be accessed across our customers' direct sales, online, mobile, and partner channels. This seamless experience is helping companies across industries rethink how they sell in the digital economy.

This market environment creates the backdrop for the $30 billion estimated TAM opportunity that we see in front of us. We focus our go-to-market efforts on a subset of strategic industries and geographies in which we have a proven track record of success. We believe our market is highly underpenetrated and that we are well positioned to capture it.

Our Vision

To be the AI platform powering commerce in the digital economy

PROS Holdings, Inc. (NYSE: PRO) provides AI-powered solutions that optimize selling in the digital economy. PROS solutions bring intelligence to commerce by providing companies with predictive and prescriptive guidance that enables them to dynamically price, configure, and sell their products and services across all channels with speed, precision, and consistency. Our customers, who are leaders in their markets, benefit from decades of data science expertise infused into our industry solutions.

Highly Visible SaaS Growth Model

$260mm+

TOTAL REVENUE LTM

37%

SUBSCRIPTION REVENUE GROWTH LTM

93%+

GROSS REVENUE RETENTION RATE IN 2019

85%

Q2 RECURRING REVENUE AS A % OF TOTAL REVENUE

Copyright © 2020 PROS Holdings, Inc. **pros.com** | **IR@pros.com**

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PROS

INVESTOR RELATIONS **FACT SHEET**

ANNUAL RECURRING REVENUE ($mm)

22% CAGR


$122
$161
$189
$220
2016
2017
2018
2019

SUBSCRIPTION REVENUE ($MM)

43% CAGR


$50
$66
$99
$145
2016
2017
2018
2019

NOTE:
As of 1/1/2020, license revenue and license cost of revenue are now combined with subscription revenue and subscription cost of revenue, respectively.

Globally Diversified Business



UNITED STATES
34%
of 2019 revenue

EUROPE
30%
of 2019 revenue

OTHER REGIONS
36%
of 2019 revenue

We Power Digital Commerce for Leading Businesses Across Strategic Industries

Automotive & Industrial

B2B Services

Cargo, Freight, & Logistics

Energy & Chemicals

Food & Consumables

Healthcare

Technology

Travel

PROS Solutions

Our AI solutions and science make it possible for companies to **provide fast, frictionless and personalized buying experiences** for their customers. The data science and AI embedded in our solutions provide our customers with predictive and prescriptive guidance on key business decisions that drive improved growth and profitability, including offer optimization, product mix optimization, demand forecasting, price optimization, cross-sell and upsell recommendations, attrition detection, product configuration recommendations, and willingness to pay.

Our software operates in large and complex information technology environments. Our **high-performance software architecture supports real-time, high-volume transaction processing** and handles requirements of global enterprise customers who may need sub-second response times. We provide standardized configurations of our software based on the industries we serve and offer professional services to configure innovative solutions to meet the specific needs of each customer.

Included in this Fact Sheet are forward-looking statements including, but not limited to, those related to total addressable market and other financial projections. These predictions, estimates, and other forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in this Fact Sheet. We refer you to the documents we file with the Securities and Exchange Commission, which identify and discuss important factors that could cause actual results to differ materially from those discussed in these forward-looking statements. All statements included in these materials are based upon information known as of the date hereof, and PROS Holdings assumes no obligation to update any such statements, except as required by law. This Fact Sheet includes certain supplemental non-GAAP financial measures, that we believe are useful to investors as useful tools for assessing the comparability between periods as well as company by company. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, our financial information and results prepared in accordance with U.S. GAAP included in our periodic filings made with the SEC.

Copyright © 2020 PROS Holdings, Inc. **pros.com** | **IR@pros.com**

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PROS.
INVESTOR RELATIONS **FACT SHEET**

Appendix

PROS Holdings, Inc.

Supplemental Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,	
	2020	2019	2020	2019
GAAP Loss from Operations	$ (15,139)	$ (12,145)	$ (36,491)	$ (25,755)
Amortization of acquisition-related intangibles	1,375	1,425	2,758	3,008
New headquarters noncash rent expense	554	555	1,109	1,109
Debt extinguishment fees	—	319	—	319
Share-based compensation	5,752	5,979	12,099	12,025
Depreciation and other amortization	2,138	2,079	4,175	3,821
Capitalized internal-use software development costs	(394)	—	(806)	(868)
Adjusted EBITDA	$ (5,714)	$ (1,788)	$ (17,156)	$ (6,341)

Net cash used in operating activities	$ (22,782)	$ (3,549)	$ (46,955)	$ (11,644)
Purchase of property and equipment (excluding new headquarters)	(306)	(1,658)	(1,263)	(2,269)
Purchase of intangible asset	—	—	—	(50)
Capitalized internal-use software development costs	(394)	—	(806)	(868)
Free Cash Flow	$ (23,482)	$ (5,207)	$ (49,024)	$ (14,831)

Included in this Fact Sheet are forward-looking statements including, but not limited to, those related to total addressable market and other financial projections. These predictions, estimates, and other forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied in this Fact Sheet. We refer you to the documents we file with the Securities and Exchange Commission, which identify and discuss important factors that could cause actual results to differ materially from those discussed in these forward-looking statements. All statements included in these materials are based upon information known as of the date hereof, and PROS Holdings assumes no obligation to update any such statements, except as required by law. This Fact Sheet includes certain supplemental non-GAAP financial measures, that we believe are useful to investors as useful tools for assessing the comparability between periods as well as company by company. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, our financial information and results prepared in accordance with U.S. GAAP included in our periodic filings made with the SEC.

Copyright © 2020 PROS Holdings, Inc. **pros.com** | **IR@pros.com**

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